UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 14, 2010
CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Senior Secured Credit Facility
          On December 14, 2010, BBHI Acquisition LLC (“Acquisition Sub”), a wholly-owned subsidiary of Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, LLC (“CSC Holdings”), which subsequently has been merged with and into Bresnan Broadband Holdings, LLC (“Bresnan Cable” and, with its subsidiaries, “Bresnan”) pursuant to the Merger Agreement described in Item 2.01 below (the resulting entity, the “Company”), and BBHI Holdings LLC (“Holdings Sub”), the direct parent entity of the Company and also a wholly-owned subsidiary of Cablevision and CSC Holdings, entered into a Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, collateral agent and letter of credit issuer, the lenders parties thereto, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint lead arrangers and joint bookrunning managers, and Bank of America, N.A., as syndication agent, Barclays Bank PLC, Credit Suisse AG and UBS Securities LLC, as documentation agents.
          The Credit Agreement provides the Company with a senior secured credit facility of $840 million, which consists of a $765 million term loan facility maturing on December 14, 2017 and a $75 million revolving credit facility maturing on December 14, 2015. In connection with the financing of the transaction described in Item 2.01 below, the full $765 million amount of the term loan facility was drawn, net of an original issue discount of approximately $7.7 million. The revolving credit facility, which includes a $25 million sublimit for the issuance of standby letters of credit and a $5 million sublimit for swingline loans, was not drawn in connection with the transaction, other than that a letter of credit with a stated face amount of $350,000 was issued thereunder in connection with the termination of certain existing credit facilities of Bresnan. Such revolving credit facility is expected to be available to provide for ongoing working capital requirements and for other general corporate purposes of the Company and its subsidiaries.
          Borrowings under the Credit Agreement will bear interest at a floating rate, which at the option of the Company may be either 2.0% over a floating base rate or 3.0% over an adjusted LIBOR rate, subject to a LIBOR floor of 1.50%. The Credit Agreement requires the Company to pay a commitment fee of 0.75% in respect of the average daily unused commitments under the revolving credit facility. The Company is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Agreement.
          All obligations under the Credit Agreement are guaranteed by Holdings Sub (the direct parent of the Company) and each of the Company’s existing and future direct and indirect domestic subsidiaries that are not designated as unrestricted subsidiaries in accordance with the Credit Agreement (the “Guarantors”). All obligations under the Credit Agreement, including the guarantees of those obligations, will be secured by certain assets of the Company and the Guarantors, including a pledge of the equity interests of the Company.

          The Company may voluntarily prepay outstanding loans under the Credit Agreement at any time after December 14, 2011, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurodollar loans). On or prior to December 14, 2011, if the Company makes a prepayment of term loans in connection with certain refinancing transactions, the Company must pay a prepayment premium of 1% of the amount of term loans prepaid.
          With certain exceptions, the Company is required to make mandatory prepayments in certain circumstances, including (i) a specified percentage of excess cash flow beginning in 2012 depending on its cash flow ratio, (ii) from the net cash proceeds of certain sales of assets (subject to reinvestment rights), (iii) from casualty insurance and/or condemnation proceeds, and (iv) upon the incurrence of certain indebtedness.
          The Credit Agreement contains customary affirmative and negative covenants and also requires the Company to comply with the following financial covenants: (i) a maximum ratio of total indebtedness to operating cash flow of 8.00:1 initially decreasing to 5.00:1 on and after March 31, 2014; (ii) a minimum ratio of operating cash flow to interest expense of 2.00:1 initially increasing to 2.75:1 on and after March 31, 2014, and (iii) minimum liquidity of $25 million.
          The Credit Agreement has been filed as an exhibit to this Current Report on Form 8-K and the description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, which is incorporated into this Item 1.01 by reference.
8.00% Senior Notes due 2018
          On December 14, 2010, in connection with the financing of the transaction described in Item 2.01 below, the Company also issued $250 million aggregate principal amount of 8.00% senior notes due 2018 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Notes are guaranteed by all of the Company’s existing subsidiaries and will be guaranteed by certain of the Company’s future subsidiaries. The Notes were issued under an indenture dated December 14, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.
          Interest on the Notes accrues at the rate of 8.00% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2011. The Notes mature on December 15, 2018.
          The Notes may be redeemed, in whole or in part, under the following circumstances:
•	At any time prior to December 15, 2013, the Company may redeem some or all of the Notes at a specified “make-whole” price plus accrued and unpaid interest to the redemption date.

•	At any time prior to December 15, 2013, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain qualified equity offerings, at a redemption price of 108% of the principal amount of the Notes.

•	Beginning on or after December 15, 2013, the Company may redeem some or all of the Notes at a redemption price equal to 106% declining annually to 100% beginning on December 15, 2016.
          In addition, if the Company experiences a Change of Control (as defined in the Indenture), the holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 101% of the aggregate principal amount of the Notes.
          The Indenture contains customary affirmative and negative covenants applicable to the Company and its restricted subsidiaries.
          The Indenture has been filed as an exhibit to this Current Report on Form 8-K and the description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is incorporated into this Item 1.01 by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On December 14, 2010 Holdings Sub, Acquisition Sub and CSC Holdings, each of which is a wholly owned subsidiary of Cablevision, consummated the merger contemplated by the Agreement and Plan of Merger by and among Holdings Sub, Acquisition Sub, CSC Holdings, Bresnan Cable and Providence Equity Bresnan Cable LLC dated June 13, 2010 (the “Merger Agreement”).
     Acquisition Sub merged with and into Bresnan Cable, with Bresnan Cable being the surviving entity, and becoming a direct wholly owned subsidiary of Holdings Sub and an indirect wholly owned subsidiary of Cablevision and CSC Holdings. The transaction was valued at $1.365 billion, subject to a working capital adjustment and certain other potential adjustments as set forth in the Merger Agreement.
     Bresnan operates cable systems in Colorado, Montana, Wyoming and Utah that pass more than 629,000 homes and serve approximately 297,000 basic subscribers.
     Capitalized terms used but not defined in this Item 2.01 shall have the meanings assigned to such terms in the Merger Agreement. The foregoing description of the merger, the Merger Agreement and the transaction contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to Cablevision Systems Corporation’s and CSC Holdings, LLC’s Current Report on Form 8-K filed with the SEC on June 17, 2010, and is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
     On December 14, 2010, Cablevision issued a press release in which it announced that it had completed the acquisition of Bresnan through a newly-formed subsidiary. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2010, by and among Bresnan Broadband Holdings, LLC, Providence Equity Bresnan Cable LLC, BBHI Holdings LLC, BBHI Acquisition LLC and, solely for the purposes of Sections 5.4(c) and 8.2(d), CSC Holdings, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on June 17, 2010) of Cablevision Systems Corporation and CSC Holdings, LLC (File Nos: 1-14764 and 1-9046, respectively)

4.1	Indenture, dated December 14, 2010, between BBHI Acquisition LLC and U.S. Bank National Association, as Trustee.

10.1	Credit Agreement, dated as of December 14, 2010, among BBHI Holdings LLC, BBHI Acquisition LLC, Citibank, N.A., as administrative agent, collateral agent and letter of credit issuer, the lenders parties thereto, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith

Exhibit No.	Description

Incorporated, Barclays Capital, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint lead arrangers and joint bookrunning managers, and Bank of America, N.A., as syndication agent, Barclays Bank PLC, Credit Suisse AG and UBS Securities LLC, as documentation agents.

99.1	Press Release dated December 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 15, 2010
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)
By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 15, 2010